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                                                                       EX.10.20

             FORM OF SALES REPRESENTATIVE AWARD AGREEMENT UNDER THE

          WRIGHT ACQUISITION HOLDINGS, INC. 1999 EQUITY INCENTIVE PLAN

                  THIS AGREEMENT, made as of ________________, 2000 (the "Effective Date"), by and between Wright Acquisition Holdings, Inc., a Delaware corporation ("WAH"), and ________________ (the "Participant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Participant is currently performing non-employee services for Wright Medical Technology, Inc., a Delaware corporation and wholly-owned subsidiary of WAH ("WMT" and, together with WAH and WAH's Related Entities, the "Company"), related to the promotion and sales of orthopedic implant devices manufactured by WMT, including related improvements and line extensions, pursuant to that certain Distributor Agreement, dated as of _________________, between WMT and _________________ (the "Distributor
Agreement"); and

                  WHEREAS, the Company desires to afford the Participant the opportunity to acquire ownership of WAH's common stock, par value $.01 per share ("Common Stock"), so that the Participant may have a direct proprietary interest in the Company's success.

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:

         1. GRANT OF OPTIONS. Subject to the terms and conditions set forth herein and in the Wright Acquisition Holdings, Inc. 1999 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A (the "Plan"), on the Effective Date the Company does hereby grant to the Participant, during the period commencing on the Effective Date and ending on the 10th anniversary of the Effective Date (the "Expiration Date"), the right and option (the right to purchase any one share under this Agreement being an "Option") to purchase from the Company ____________ shares of Common Stock. The Option to purchase such Common Stock shall have an exercise price of $____________ per share. Each of the Options granted pursuant to this Agreement shall constitute Nonqualified Stock Options under the Plan.

         2. LIMITATIONS ON EXERCISE OF OPTIONS. Subject to the terms and conditions set forth herein and in the Plan, the Options shall vest and become exercisable, on a cumulative basis, with respect to ____% of the shares on the ______ anniversary of the Effective Date and on each succeeding anniversary thereafter so long as the Participant is engaged in the promotion and sales of orthopedic implant devices and related products on behalf of the Company as contemplated by the Distributor Agreement ("Service"). The Committee or the Board may accelerate the vesting and exercisability of any or all of the then-unvested Options at

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any time.

         3. NON-TRANSFERABLE. Except as specifically authorized by the Committee, the Participant may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Participant's lifetime only by the Participant or, in the event of his incapacity, his guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

         4. TERMINATION OF SERVICE. (a) DISABILITY. If, prior to the Expiration Date, the Participant's Service shall cease by reason of a Disability, as defined in the Plan, or the Participant's Service shall cease for any reason with the written consent of the Committee, then the Options shall remain exercisable until the earlier of the Expiration Date or the date that is thirty (30) days after the date of such cessation of Service, but only to the extent the Options were vested and exercisable at the time of such cessation of Service.

                  (b) WITHOUT CAUSE. If the Company terminates the Participant's Service without Cause, then the Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such cessation of Service.

                  (c) VOLUNTARY; FOR CAUSE. If the Participant's Service is voluntarily terminated by the Participant for reasons other than Disability and without the consent of the Committee or the Company terminates the Participant's Service for Cause, then all of the Options, to the extent not exercised prior to such termination, whether exercisable or not, shall lapse and be canceled immediately upon such cessation of Service.

                  (d) DEATH. If the Participant's Service shall cease prior to the Expiration Date by reason of death, or the Participant shall die while entitled to exercise any of the Options pursuant to Section 4(a) or 4(b), the executor or administrator of the estate of the Participant or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, until the earlier of the Expiration Date or one (1) year after the date of death, to exercise the Options, but only to the extent that the Participant was entitled to exercise them on the date of death and subject to any other limitation contained herein on the exercise of the Options in effect on the date of exercise.

                  (e) Whether Service has been or could have been terminated for the purposes of this Agreement, and the reasons therefor, shall be

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determined by the Committee, whose determination shall be final, binding and conclusive.

                  (f) Options that have not yet vested at the time of termination of the Participant's Service shall expire and no further vesting shall occur with respect thereto. After the expiration of any exercise period described in this Section 4, the Options shall terminate together with all of the Participant's rights hereunder, to the extent not previously exercised.

         5. ADJUSTMENTS AND CORPORATE REORGANIZATIONS. In accordance with and subject to the applicable terms of the Plan, the Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant. The Company shall give the Participant written notice of an adjustment hereunder. Notwithstanding anything herein to the contrary, in the event of any of the following:

                  (a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

                  (b) All or substantially all of the assets of the Company are acquired by another person;

                  (c) The Company's reorganization or liquidation; or

                  (d) The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Participant, in cash, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in such event and the per share exercise price of the Options.

         6. EXERCISE: PAYMENT FOR AND DELIVERY OF COMMON STOCK. The

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Options shall be exercised by delivering written notice to the Committee stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares of Common Stock are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash, in shares of Common Stock, any combination of cash or shares of Common Stock or any other method authorized by the Plan and consented to by the Committee; PROVIDED, HOWEVER, that the Participant may use Common Stock in payment of the exercise price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles (I.E., (i) been held by the Participant free and clear for at least six (6) months prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Participant in other than a compensatory transaction, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price). In the event that all or part of the purchase price is paid in shares of Common Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options. At the time of exercise, the Participant shall pay to the Company, in cash, or by having the Company withhold upon exercise of the Option a sufficient number of shares of Common Stock otherwise deliverable to the Participant based on the Fair Market Value of the Common Stock on the date of exercise, at the election of the Participant, such minimum amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon. Payment in currency or by certified or cashier's check shall be considered payment in cash.

         7. RESTRICTIVE COVENANTS; REPURCHASE RIGHTS. (a) By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that:

                  (i) With respect to any State in which the Company is engaged in business during the period for which the Participant is engaged to provide Service and, for the one year period following such period of Service, with respect to the territory of the Participant's Service (such periods are hereinafter referred to as the "Restricted Period"), the Participant shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity undertaken or expressly contemplated to be undertaken by the Company or by the Participant at any time

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         during the period of the Participant's Service.

                  (ii) Except with the Company's prior written approval or as may otherwise be required by law or legal process, the Participant shall not disclose any material or information which is confidential to the Company and not in the public domain or generally known in the industry, whether tangible or intangible, made available, disclosed or otherwise known to the Participant as a result of the Participant's Service.

                  (iii) During the Restrictive Period, the Participant shall not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company to give up, or to not commence, employment or a business relationship with the Company.

                  (b) The Company shall have the right, and not the obligation, to purchase and acquire from the Participant any or all of the shares of Common Stock previously acquired by the Participant upon exercise of the Option (the "Repurchased Shares") if the Committee reasonably determines that the Participant has violated the covenants set forth in Section 7(a) or the Participant's Service shall be terminated for Cause. The Company may exercise the right granted to it under this Section 7(b) by delivering written notice to the Participant stating that the Company is exercising the repurchase right granted to it under this Section 7(b). The delivery of such notice by the Company to the Participant shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Shares. The total purchase price for the Repurchased Shares shall be delivered to the Participant against delivery by the Participant of certificates evidencing the Repurchased Shares no later than 30 days after the delivery of the election notice by the Company. The price per share of the Repurchased Shares shall be the lesser of the Fair Market Value of each of the Repurchased Shares on the date of the Company's delivery of its written notice to the Participant or the exercise price of the Option.

                  (c) The Company shall have the right, and not the obligation, to cancel any or all of the Participant's Options if the Committee reasonably determines that the Participant has violated the covenants set forth in Section 7(a). The Company may exercise the right granted to it under this Section 7(c) by delivering a written notice to the Participant stating that the Company is exercising the cancellation right granted to it under this Section 7(c).

                  (d) Anything in this Section 7 to the contrary, the Company shall not be obligated to purchase any Common Stock at any time to the extent that the purchase would result in a

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violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any Federal, state, local or foreign court or governmental authority applicable to the Company or any of its property.

         8. RIGHTS AS STOCKHOLDER; REPRESENTATIONS. (a) The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.

                  (b) The Participant acknowledges and agrees that any Common Stock acquired in respect of the Options granted under Section 2 shall be "Shares" as such term is used in the Stockholders Agreement, dated as of December 7, 1999, among WAH and certain "Investors" listed in Schedule I thereto, and, as such, will be subject to certain restrictions, including restrictions on resale and such other transfers. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the Stockholders Agreement, the Stockholders Agreement shall govern and control.

                  (c) By accepting the Options, the Participant represents and warrants for himself and his transferees (whether by will or the laws of descent and distribution) that:

                  (i) The sale and marketing of the Company's products by the Participant are the Participant's primary trade or business; and

                  (ii) During the last calendar year the Participant derived, and during the next calendar year the Participant expects to derive, the majority of the Participant's earned income from the sales and marketing of the Company's products.

         9. COMPANY; PARTICIPANT. (a) The term "Company" as used in this Agreement shall include the Company and its Related Entities, except to the extent otherwise indicated by the context or usage.

                  (b) Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, legal representatives, the person or persons to whom the Options may be transferred by will or by

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the laws of descent and distribution or any other transferee to whom the Options may be transferred with the consent of the Committee, the word "Participant" shall be deemed to include such person or persons.

         10. REQUIREMENTS OF LAW. (a) By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to shares purchased upon any exercise of the Options, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

                  (b) No certificate or certificates for shares of Common Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal, state or other securities law,
(ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Board, upon notice given to the Participant, shall be final, binding and conclusive.

                  (c) The certificates representing shares of Common Stock acquired pursuant to the exercise of Options shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Act or any state securities laws.

         11. NOTICES. Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Participant at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         12. BINDING EFFECt. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

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         13. THE PLAN. The terms and provisions of the Plan are incorporated herein by reference and made a part hereof as though fully set forth herein. In the event of any conflict or inconsistency between discretionary terms and provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.

         14. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

         15. ENTIRE AGREEMENT. This Agreement, together with the Plan, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.


                                           WRIGHT ACQUISITION HOLDINGS, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


ACCEPTED:

-----------------------
[Participant Name]
[Participant Address]


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